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As filed with the SEC on September 16, 2004

Registration No. 333-117053

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITYSOUTH BANCSHARES, INC.
(Name of small business issuer in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-0934786 (I.R.S. Employer Identification No.)
1909 East Main Street Easley, South Carolina 29640 (864) 306-2540 (Address and telephone number of intended principal executive offices)

C. Allan Ducker, III Chief Executive Officer 1909 East Main Street Easley, South Carolina 29640 (864) 306-2540 (Name, address, and telephone number of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:
Neil E. Grayson, Esq. Jason R. Wolfersberger, Esq. Nelson Mullins Riley & Scarborough, L.L.P. Poinsett Plaza, Suite 900 104 South Main Street Greenville, South Carolina 29601 (864) 250-2235

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-117053

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value	2,607,500	$10.00	$26,075,000	$3,304*

Warrants	107,500	$0	$0	$0

*
previously paid

        CommunitySouth Bancshares, Inc. is filing this Post-Effective Amendment No. 1 solely to add Exhibit 10.5 and Exhibit 10.12 to the registration statement.

Item 27.    Exhibits.

3.1.
Articles of Incorporation*

3.2.
Bylaws*

4.1.
See Exhibits 3.1 and 3.2 for provisions in CommunitySouth Bancshares, Inc.'s Articles of Incorporation and Bylaws defining the rights of holders of the common stock*

4.2.
Form of certificate of common stock*

5.1.
Opinion Regarding Legality*

10.1
Employment Agreement between CommunitySouth Bancshares, Inc. and C. Allan Ducker, III dated March 29, 2004*

10.2
Employment Agreement between CommunitySouth Bancshares, Inc. and David A. Miller dated March 29, 2004*

10.3
Form of Stock Warrant Agreement*

10.4
Escrow Agreement between Bank of Tennessee and CommunitySouth Bancshares, Inc.*

10.5
Sales Agency Agreement between Saxony Securities, Inc. and CommunitySouth Bancshares, Inc. dated August 5, 2004

10.6
Master Loan Purchase Agreement between Bank of Tennessee and CommunitySouth Bank and Trust*

10.7
Employment Agreement between CommunitySouth Bancshares, Inc. and John W. Hobbs dated August 17, 2004*

10.8
Organizer Contribution and Joint Venture Agreement*

10.9
Commercial Loan Agreement between Nexity Bank and Community Bancshares, Inc. dated July 26, 2004*

10.10
Option and Agreement of Sale dated August 18, 2004 by and between CommunitySouth Bancshares, Inc. and Daniel E. Youngblood*

10.11
Ground Lease Agreement dated August 18, 2004 by and between CommunitySouth Bancshares, Inc. and Daniel E. Youngblood*

10.12
First Amendment to Escrow Agreement between Bank of Tennessee and CommunitySouth Bancshares, Inc.

23.1.
Consent of Independent Public Accountants*

23.2.
Consent of Nelson Mullins Riley & Scarborough, L.L.P. (appears in its opinion filed as Exhibit 5.1)

24.1
Power of Attorney*

*
previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post—Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easley, State of South Carolina, on September 16, 2004.

COMMUNITYSOUTH BANCSHARES, INC.
By:	/s/ C. ALLAN DUCKER, III C. Allan Ducker, III Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID LARRY BROTHERTON* David Larry Brotherton	Director	September 16, 2004
/s/ G. DIAL DUBOSE* G. Dial DuBose	Director	September 16, 2004
/s/ C. ALLAN DUCKER, III C. Allan Ducker, III	Chief Executive Officer, Director	September 16, 2004
/s/ DAVID W. EDWARDS* David W. Edwards	Director	September 16, 2004
/s/ R. WESLEY HAMMOND* R. Wesley Hammond	Director	September 16, 2004
/s/ DAVID A. MILLER* David A. Miller	President, Director	September 16, 2004
/s/ JOHN W. HOBBS* John W. Hobbs	Chief Financial Officer and principal accounting officer	September 16, 2004
/s/ ARNOLD J. RAMSEY* Arnold J. Ramsey	Director	September 16, 2004
/s/ W. MICHAEL RIDDLE* W. Michael Riddle	Director	September 16, 2004
/s/ JOANNE M. ROGERS* Joanne M. Rogers	Director	September 16, 2004
/s/ B. LYNN SPENCER* B. Lynn Spencer	Director	September 16, 2004
/s/ J. NEAL WORKMAN, JR.* J. Neal Workman, Jr.	Director	September 16, 2004
/s/ DANIEL E. YOUNGBLOOD* Daniel E. Youngblood	Director	September 16, 2004

By:	/s/ C. ALLAN DUCKER, III * Attorney in fact	September 16, 2004

EXHIBIT INDEX

Exhibit	Description
3.1.	Articles of Incorporation*
3.2.	Bylaws*
4.1.	See Exhibits 3.1 and 3.2 for provisions in CommunitySouth Bancshares, Inc.'s Articles of Incorporation and Bylaws defining the rights of holders of the common stock*
4.2.	Form of certificate of common stock*
5.1.	Opinion Regarding Legality*
10.1	Employment Agreement between CommunitySouth Bancshares, Inc. and C. Allan Ducker, III dated March 29, 2004*
10.2	Employment Agreement between CommunitySouth Bancshares, Inc. and David A. Miller dated March 29, 2004*
10.3	Form of Stock Warrant Agreement*
10.4	Escrow Agreement between Bank of Tennessee and CommunitySouth Bancshares, Inc.*
10.5	Sales Agency Agreement between Saxony Securities, Inc. and CommunitySouth Bancshares, Inc. dated August 5, 2004
10.6	Master Loan Purchase Agreement between Bank of Tennessee and CommunitySouth Bank and Trust*
10.7	Employment Agreement between CommunitySouth Bancshares, Inc. and John W. Hobbs dated August 17, 2004*
10.8	Organizer Contribution and Joint Venture Agreement*
10.9	Commercial Loan Agreement between Nexity Bank and Community Bancshares, Inc. dated July 26, 2004*
10.10	Option and Agreement of Sale dated August 18, 2004 by and between CommunitySouth Bancshares, Inc. and Daniel E. Youngblood*
10.11	Ground Lease Agreement dated August 18, 2004 by and between CommunitySouth Bancshares, Inc. and Daniel E. Youngblood*
10.12	First Amendment to Escrow Agreement between Bank of Tennessee and CommunitySouth Bancshares, Inc.
23.1.	Consent of Independent Public Accountants*
23.2.	Consent of Nelson Mullins Riley & Scarborough, L.L.P. (appears in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney*

*
previously filed

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SIGNATURES
EXHIBIT INDEX